EXHIBIT 99.1

Purchase, New York	Telephone: 914-253-2000	www.pepsico.com

Contacts:	Investor Jamie Caulfield Senior Vice President, Investor Relations 914-253-3035 jamie.caulfield@pepsico.com	Media Jeff Dahncke Senior Director, Media Bureau 914-253-3941 jeff.dahncke@pepsico.com
PepsiCo Delivers Solid Financial Results for Second Quarter 2011
•	Reported EPS increased 20 percent to $1.17

•	Core* EPS grew 10 percent to $1.21

•	Worldwide servings grew 6 percent in the second quarter and 7 percent year to date

•	Worldwide snacks volume grew 10 percent in the second quarter and 7 percent year to date

•	Worldwide beverage volume grew 5 percent in the second quarter and 8 percent year to date

•	Reported net revenue increased 14 percent

•	Net revenue increased 8 percent excluding the impact of the Wimm-Bill-Dann transaction

•	Reported net income increased 18 percent

•	The Company’s updated full-year 2011 guidance is high-single-digit EPS growth on a core, 52-week basis
PURCHASE, N.Y. — July 21, 2011 — PepsiCo, Inc. (NYSE: PEP) today reported growth in volume, revenue, operating profit and earnings per share for the second quarter of 2011 driven by top-line gains across its worldwide snacks and beverage businesses, and from the acquisition of Wimm-Bill-Dann (WBD), the leading dairy and juice company in Russia.
“Our global portfolio in both snacks and beverages is growing volume and net revenue, our global snacks portfolio, in particular, posted another strong quarter with balanced top- and bottom-line growth, and we continue to enjoy robust top-line growth in key emerging markets,” said PepsiCo Chairman and CEO Indra Nooyi. “While we are satisfied with the performance of our portfolio overall, the consumer in developed markets continues to be stressed, and the competitive environment in North America beverages has been particularly challenging. We are therefore implementing previously announced incremental pricing actions in the third quarter to more fully cover input costs while continuing to support our brand-building initiatives. We remain confident in our ability to continue to profitably grow our overall business, even in this uncertain economic environment.”
Worldwide servings growth was 6 percent in the quarter and 7 percent year to date, with strength across the Company’s diverse snacks and beverage portfolio. Worldwide snacks volume increased 10 percent reflecting broad-based gains in the snacks portfolio and the impact of the WBD acquisition. Excluding the WBD impact, snacks volume gained 4 percent. Worldwide beverage volume increased 5 percent, including a 3-percentage-point impact from the WBD acquisition and

*	Please refer to the Glossary for the definitions of constant currency and core. Core results and core constant currency results are non-GAAP financial measures that exclude certain items. Please refer to “Reconciliation of GAAP and Non-GAAP information” in the attached exhibits for a description of these items.

despite challenging conditions in the North American beverage market. Volume performance was led by growth in emerging markets, where organic volume increased 9 percent in snacks and 4 percent in beverages.
Net revenue increased 14 percent reflecting the benefits of organic volume growth, effective net pricing, and favorable foreign exchange. Net revenue grew 8 percent on an organic basis.
Reported total operating profit increased 12 percent, reported net income increased 18 percent and reported EPS increased 20 percent.
Core operating profit increased 5 percent, reflecting the benefits of net revenue gains, synergies from the anchor bottler acquisitions, productivity, favorable foreign exchange and the impact of the acquisition of WBD, offset somewhat by higher commodity and operating costs. Core EPS of $1.21 increased 10 percent driven by operating profit growth and a lower year-over-year core income tax rate.
Summary Second Quarter 2011 Performance (Percent Growth)*

			Constant Currency*
				Core*		Core*
				Operating		Operating	Operating
	Volume		Net Revenue	Profit	Net Revenue	Profit	Profit
PAF	2		5	7	7	9	9
FLNA	2		3	6	3	6	6
LAF	5		11	12	18	18	18
QFNA	(2)		(1)	5	—	5.5	5.5

PAB	(1)		—	(7)	1	(7)	3

Europe	40/27	**	45	16	52	23	47

AMEA	15/6	**	15	10	17	12	12
Total Divisions	10/5	**	11	3	14	5	11
Total PepsiCo						5	12 ***

*	The above core results and core constant currency results are non-GAAP financial measures that exclude certain items affecting comparability. For more information about our core results and core constant currency results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for definitions of “Constant Currency” and “Core”.

**	Snacks/Beverage

***	The reported operating profit growth was impacted by certain items excluded from our core results in both 2011 and 2010. See “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits for more information about these items. Please refer to the Glossary for the definition of “Core”.

All comparisons are on a year-over-year basis unless otherwise noted.
Division Operating Summaries
PepsiCo Americas Foods (PAF)
Frito-Lay North America (FLNA)
FLNA increased volume 2 percent in the quarter reflecting especially strong performance in the convenience, dollar and drug channels, and each of the division’s five largest trademarks — Lay’s, Tostitos, Doritos, Cheetos and Ruffles — posted revenue growth driven by strong innovation. Both gross margins and operating margins expanded in the quarter reflecting the benefits of net revenue growth and productivity.
Latin America Foods (LAF)
Volume growth in the quarter reflected gains in the division’s largest markets, Mexico and Brazil, and double-digit growth in a number of other Central and South American markets. Growth was driven by a broad innovation agenda and strong promotions and marketplace execution. Operating profit growth benefited from a legal settlement included in the prior year.
Quaker Foods North America (QFNA)
Volume performance trends improved sequentially from the first quarter of 2011, driven by growth in hot cereal. Net pricing and productivity led to strong gross margin and operating margin expansion.
PepsiCo Americas Beverages (PAB)
PAB volume declined 1 percent in the quarter and was up slightly year to date on an organic basis, driven by growth in non-carbonated beverages, offset by declines in CSDs. Non-carbonated beverage growth in the quarter and year to date was led by growth in Gatorade. CSD performance in the second quarter was hampered by difficult retail pricing comparisons with the prior year quarter.
Operating profit performance reflected inflation in commodity and other operating costs and increased brand support, offset partially by synergy benefits related to the bottling acquisitions, the settlement of promotional spending accruals and certain insurance adjustments. Effective net pricing in the quarter was not sufficient to fully offset the magnitude of cost inflation.
Europe
Organic volume increased 5 percent in both snacks and beverages, and net revenue increased 18 percent excluding the impact of the WBD acquisition. Organic snacks volume growth was led by double-digit growth in Turkey and South Africa (which is included in the Europe reporting segment). Organic beverage volume growth was balanced between Eastern and Western Europe driven by Poland, Turkey, Germany and France.
Operating profit performance benefited from organic volume growth, the impact of the WBD acquisition, effective net pricing, timing of concentrate shipments, and settlement of promotional spending accruals, offset by high levels of input cost inflation, including potato costs in Russia and spending on go-to-market initiatives in Eastern Europe.
Asia, Middle East & Africa (AMEA)
Snacks volume increased 15 percent and beverage volume grew 6 percent, led by strong performance in key emerging markets. Snacks grew double digits in the Middle East, India, China and Thailand. Beverage growth was driven by double-digit gains in India and China, offset by volume softness in some Middle East markets as political unrest led to lower on-premise beverage demand.
Operating profit reflected the volume gains, effective net pricing, timing of concentrate shipments and the recovery of a previously written-off receivable, offset by higher commodity costs.
Tax Rate
PepsiCo’s reported tax rate was 26.0 percent in the second quarter of 2011 versus a reported rate of 29.9 percent in the second quarter of 2010. The core tax rate was 26.0 percent in the second quarter of 2011, compared to a core rate of 28.9 percent in the second quarter of 2010. The reduction in the core tax rate was driven primarily by the recognition of tax benefits related to a portion of our international business operations, the lapping of a prior year charge related to the Patient Protection and Affordable Care Act and geographic mix.
Cash Flow
Year-to-date cash flow from operating activities was $2.4 billion. Management operating cash flow, net of capital spending, was $1.2 billion, including $158 million of merger and integration payments associated with the bottler and WBD acquisitions and $50 million of capital spending related to the bottler integrations. Management operating cash flow excluding these items was $1.4 billion.
2011 Guidance
For 2011, the company is targeting high-single-digit earnings per share growth on a core, 52-week basis, including an estimated foreign exchange translation benefit of approximately 2 percentage points, from its fiscal 2010 core EPS of $4.13. The current guidance compares to the company’s previous 2011 guidance of 7 to 8 percent core constant currency EPS growth and an estimated 1 to 2 percentage point benefit from foreign exchange. The company’s updated guidance reflects higher uncertainty regarding macroeconomic and consumer trends for 2011 and anticipates high global commodity cost inflation and ongoing support of strategic initiatives in emerging markets and of its brand-building activities. The company expects to benefit from synergies from the bottler acquisitions and the acquisition of WBD. In addition, the company expects higher net interest expense as compared to the prior year and a core tax rate of approximately 27 percent. The company anticipates share repurchases of approximately $2.5 billion in 2011.
Please refer to the glossary for more information about the items excluded from the company’s 2011 core tax rate guidance, 2011 core EPS guidance and previous 2011 core constant currency EPS guidance.
Conference Call
At 8 a.m. (Eastern Time) today, the Company will host a conference call with investors to discuss second-quarter results and the outlook for 2011. Further details, including a slide presentation accompanying the call, will be accessible on the company’s website at www.pepsico.com/investors in advance of the call.
About PepsiCo
PepsiCo offers the world’s largest portfolio of billion-dollar food and beverage brands, including 19 different product lines that generate more than $1 billion in annual retail sales each. Our main businesses — Quaker, Tropicana, Gatorade, Frito-Lay, and Pepsi Cola — also make hundreds of other enjoyable foods and beverages that are respected household names throughout the world. With net revenues of approximately $60 billion, PepsiCo’s people are united by our unique commitment to sustainable growth by investing in a healthier future for people and our planet, which we believe also means a more successful future for PepsiCo. We call this commitment Performance with Purpose: PepsiCo’s promise to provide a wide range of foods and beverages for local tastes; to find innovative ways to minimize our impact on the environment, including by conserving energy and water usage, and reducing packaging volume; to provide a great workplace for our associates; and to respect, support, and invest in the local communities where we operate. For more information, please visit www.pepsico.com.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2011 guidance, are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences and tastes or otherwise; damage to PepsiCo’s reputation; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; trade consolidation or the loss of any key customer; changes in the legal and regulatory environment; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or outsource certain functions effectively; unfavorable economic conditions in the countries in which PepsiCo operates; fluctuations in foreign exchange rates; PepsiCo’s ability to compete effectively; increased costs, disruption of supply or shortages of raw materials and other supplies; disruption of PepsiCo’s supply chain; climate change, or legal, regulatory or market measures to address climate change; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; failure to successfully renew collective bargaining agreements or strikes or work stoppages; and failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Miscellaneous Disclosures
Reconciliation. In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found in the attached exhibits, as well as on the company’s website at www.pepsico.com in the “Investors” section under “Investor Presentations.” Our non-GAAP measures exclude from reported results those items that management believes are not indicative of our ongoing performance and how management evaluates our operating results and trends.
Glossary
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.
Core: Core results are non-GAAP financial measures which exclude the following items in our historical results: the commodity mark-to-market net impact included in corporate unallocated expenses; as well as merger and integration costs and certain inventory fair value adjustments in connection with our acquisitions of The Pepsi Bottling Group, Inc. (PBG), PepsiAmericas, Inc. (PAS) and WBD. With respect to our 2011 guidance, our core results exclude: the commodity mark-to-market net impact included in corporate unallocated expenses; certain inventory fair value adjustments and merger and integration charges related to PBG, PAS and WBD; and the impact of the 53rd week. For more details and reconciliations of our 2010 core results, 2011 core and core constant currency results, full-year 2011 core tax rate guidance, full-year 2011 core EPS guidance and previous 2011 core constant currency EPS guidance, see “Reconciliation of GAAP and Non-GAAP Information” in the exhibits attached hereto.
Constant currency: Financial results (historical and projected) assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In addition, the impact on EPS growth is computed by adjusting core EPS growth by the after-tax foreign currency translation impact on core operating profit growth using PepsiCo’s core effective tax rate.

Division operating profit: The aggregation of the operating profit for each of our reportable segments, which excludes the impact of corporate unallocated expenses.
Effective net pricing: The combined impact of mix and price.
Management operating cash flow: Net cash provided by operating activities less capital spending plus sales of property, plant and equipment. This non-GAAP financial measure is our primary measure used to monitor cash flow performance. See the attached exhibits for a reconciliation of this measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).
Management operating cash flow, excluding certain items: Management operating cash flow, excluding: (1) a discretionary pension contribution in the prior year, (2) restructuring payments in connection with our Productivity for Growth initiative, (3) merger and integration payments in connection with our PBG, PAS and WBD acquisitions, (4) a contribution to The PepsiCo Foundation in the prior year, (5) capital investments related to the bottling integration, and (6) the tax impacts associated with each of these items, as applicable. See the attached exhibits for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).
Mark-to-market gain or loss or net impact: Change in market value for commodity contracts that we purchase to mitigate the volatility in costs of energy and raw materials that we consume. The market value is determined based on average prices on national exchanges and recently reported transactions in the marketplace.
Net pricing: The combined impact of list price changes, weight changes per package, discounts and allowances.
Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.
Organic: A measure that excludes the impact of acquisitions.
Pricing: The impact of list price changes and weight changes per package.
Transaction foreign exchange: The foreign exchange impact on our financial results of transactions, such as purchases of imported raw materials, commodities, or services, occurring in currencies other than the local, functional currency.
# # #

PepsiCo, Inc. and Subsidiaries
Summary of PepsiCo Second Quarter 2011 Results
(unaudited)

	12 Weeks Ended 6/11/11			24 Weeks Ended 6/11/11
			Core Constant			Core Constant
	Reported	Core*	Currency*	Reported	Core*	Currency*
	Growth (%)	Growth (%)	Growth (%)	Growth (%)	Growth (%)	Growth (%)
Volume (Servings)	6	6		7	7
Net Revenue	14	14	11	19	19	17
Division Operating Profit	11	5	3	20	5	3
Total Operating Profit	12	5		36	4
Net Income Attributable to PepsiCo	18	8	6	—	4	2
Earnings per Share (EPS)	20	10	8	1	5	3

*	Core results and core constant currency results are financial measures that are not in accordance with Generally Accepted Accounting Principles (GAAP) and, in 2011, exclude the commodity mark-to-market net impact included in corporate unallocated expenses, as well as merger and integration costs and certain inventory fair value adjustments in connection with our acquisitions of The Pepsi Bottling Group, Inc. (PBG), PepsiAmericas, Inc. (PAS) and Wimm-Bill-Dann Foods OJSC (WBD). Core results also exclude, in 2010, the commodity mark-to-market net impact included in corporate unallocated expenses, a one-time net charge related to the change to hyperinflationary accounting and currency devaluation in Venezuela, a contribution to The PepsiCo Foundation, Inc. and an asset write-off charge for SAP software. Additionally, with respect to our acquisitions of PBG and PAS, 2010 core results also exclude our gain on previously held equity interests, merger and integration costs, as well as our share of PBG’s and PAS’s respective merger and integration costs, and certain inventory fair value adjustments. Core growth, on a constant currency basis, assumes constant foreign currency exchange rates used for translation based on the rates in effect for the comparable period during 2010. In addition, core constant currency EPS growth is computed by adjusting core EPS growth by the after-tax foreign currency translation impact on core operating profit growth using PepsiCo’s core effective tax rate. See schedules A-7 through A-16 for a discussion of these items and reconciliations to the most directly comparable financial measures in accordance with GAAP.

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions, except per share amounts, and unaudited)

	12 Weeks Ended			24 Weeks Ended
	6/11/11	6/12/10	Change	6/11/11	6/12/10	Change
Net Revenue	$16,827	$14,801	14%	$28,764	$24,169	19%

Cost of sales	7,963	6,745	18%	13,410	11,208	20%
Selling, general and administrative expenses	6,070	5,563	9%	10,809	9,612	12%
Amortization of intangible assets	40	32	23%	65	48	35%

Operating Profit	2,754	2,461	12%	4,480	3,301	36%

Bottling equity income	—	9	n/m	—	718	n/m
Interest expense	(199)	(172)	17%	(379)	(326)	17%
Interest income	20	2	n/m	37	8	386%

Income before income taxes	2,575	2,300	12%	4,138	3,701	12%

Provision for income taxes	670	687	(2.5)%	1,089	654	66%

Net income	1,905	1,613	18%	3,049	3,047	—

Less: Net income attributable to noncontrolling interests	20	10	109%	21	14	58%

Net Income Attributable to PepsiCo	$1,885	$1,603	18%	$3,028	$3,033	—

Diluted
Net Income Attributable to PepsiCo per Common Share	$1.17	$0.98	20%	$1.89	$1.87	1%
Average Shares Outstanding	1,605	1,634		1,605	1,620

Cash dividends declared per common share	$0.515	$0.48		$0.995	$0.93

n/m	= not meaningful

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions, unaudited)

	12 Weeks Ended			24 Weeks Ended
	6/11/11	6/12/10	Change	6/11/11	6/12/10	Change
Net Revenue

Frito-Lay North America	$3,090	$2,992	3%	$5,994	$5,856	2%
Quaker Foods North America	583	582	—	1,223	1,265	(3)%
Latin America Foods	1,808	1,538	18%	2,916	2,521	16%

PepsiCo Americas Foods	5,481	5,112	7%	10,133	9,642	5%

PepsiCo Americas Beverages	5,629	5,548	1%	10,160	8,313	22%

Europe	3,794	2,498	52%	5,420	3,542	53%

Asia, Middle East & Africa	1,923	1,643	17%	3,051	2,672	14%

Total Net Revenue	$16,827	$14,801	14%	$28,764	$24,169	19%

Operating Profit

Frito-Lay North America	$853	$800	6%	$1,627	$1,528	6%
Quaker Foods North America	167	159	5.5%	381	354	8%
Latin America Foods	274	233	18%	445	378	18%

PepsiCo Americas Foods	1,294	1,192	9%	2,453	2,260	9%

PepsiCo Americas Beverages	983	952	3%	1,541	1,025	50%

Europe	407	276	47%	470	394	19%

Asia, Middle East & Africa	299	267	12%	445	422	5%

Division Operating Profit	2,983	2,687	11%	4,909	4,101	20%

Corporate Unallocated
Net Impact of Mark-to-Market on Commodity Hedges	(9)	(4)	167%	22	42	(49)%
Merger and Integration Charges	(12)	(24)	(57)%	(54)	(112)	(53)%
Venezuela Currency Devaluation	—	—	—	—	(129)	n/m
Asset Write-Off	—	—	—	—	(145)	n/m
Foundation Contribution	—	—	—	—	(100)	n/m
Other	(208)	(198)	6%	(397)	(356)	12%

	(229)	(226)	1%	(429)	(800)	(46)%

Total Operating Profit	$2,754	$2,461	12%	$4,480	$3,301	36%

n/m = not meaningful

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions)

	24 Weeks Ended
	6/11/11	6/12/10
	(unaudited)
Operating Activities
Net income	$3,049	$3,047
Depreciation and amortization	1,187	969
Stock-based compensation expense	146	119
Cash payments for restructuring charges	(1)	(28)
Merger and integration costs	113	476
Cash payments for merger and integration costs	(207)	(209)
Gain on previously held equity interests in PBG and PAS	—	(958)
Asset write-off	—	145
Non-cash foreign exchange loss related to Venezuela devaluation	—	120
Excess tax benefits from share-based payment arrangements	(52)	(47)
Pension and retiree medical plan contributions	(116)	(694)
Pension and retiree medical plan expenses	254	248
Bottling equity income, net of dividends	—	42
Deferred income taxes and other tax charges and credits	(146)	186
Change in accounts and notes receivable	(1,491)	(994)
Change in inventories	(742)	40
Change in prepaid expenses and other current assets	(144)	(139)
Change in accounts payable and other current liabilities	(65)	(55)
Change in income taxes payable	849	337
Other, net	(281)	(163)

Net Cash Provided by Operating Activities	2,353	2,442

Investing Activities
Capital spending	(1,231)	(968)
Sales of property, plant and equipment	34	37
Acquisitions of PBG and PAS, net of cash and cash equivalents acquired	—	(2,833)
Acquisition of manufacturing and distribution rights from Dr Pepper Snapple Group, Inc. (DPSG)	—	(900)
Acquisition of WBD, net of cash and cash equivalents acquired	(2,428)	—
Investment in WBD	(164)	—
Other acquisitions and investments in noncontrolled affiliates	(61)	(34)
Short-term investments, net	—	(37)
Other investing, net	(2)	(10)

Net Cash Used for Investing Activities	(3,852)	(4,745)

Financing Activities
Proceeds from issuances of long-term debt	1,754	4,216
Payments of long-term debt	(285)	(26)
Short-term borrowings, net	(262)	3,341
Cash dividends paid	(1,530)	(1,451)
Share repurchases — common	(746)	(3,308)
Share repurchases — preferred	(4)	(2)
Proceeds from exercises of stock options	652	464
Excess tax benefits from share-based payment arrangements	52	47
Acquisition of noncontrolling interests	(1,327)	(159)
Other financing	(3)	(6)

Net Cash (Used for)/Provided by Financing Activities	(1,699)	3,116

Effect of exchange rate changes on cash and cash equivalents	168	(227)

Net (Decrease)/Increase in Cash and Cash Equivalents	(3,030)	586
Cash and Cash Equivalents — Beginning of Year	5,943	3,943

Cash and Cash Equivalents — End of Period	$2,913	$4,529

Non-cash activity:
Issuance of common stock and equity awards in connection with our acquisitions of PBG and PAS, as reflected in investing and financing activities	—	$4,451

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions except per share amounts)

	6/11/11	12/25/10
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$2,913	$5,943
Short-term investments	431	426
Accounts and notes receivable, net	8,283	6,323
Inventories
Raw materials	2,296	1,654
Work-in-process	283	128
Finished goods	1,960	1,590

	4,539	3,372

Prepaid expenses and other current assets	1,751	1,505

Total Current Assets	17,917	17,569

Property, plant and equipment, net	20,854	19,058
Amortizable intangible assets, net	2,480	2,025

Goodwill	16,299	14,661
Other nonamortizable intangible assets	15,548	11,783

Nonamortizable Intangible Assets	31,847	26,444

Investments in noncontrolled affiliates	1,449	1,368
Other assets	1,133	1,689

Total Assets	$75,680	$68,153

Liabilities and Equity
Current Liabilities
Short-term obligations	$5,715	$4,898
Accounts payable and other current liabilities	11,433	10,923
Income taxes payable	909	71

Total Current Liabilities	18,057	15,892

Long-term debt obligations	21,607	19,999
Other liabilities	6,669	6,729
Deferred income taxes	4,977	4,057

Total Liabilities	51,310	46,677

Commitments and Contingencies

Preferred stock, no par value	41	41
Repurchased preferred stock	(154)	(150)

PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares, issued 1,865 shares)	31	31
Capital in excess of par value	4,358	4,527
Retained earnings	38,527	37,090
Accumulated other comprehensive loss	(2,254)	(3,630)
Repurchased common stock, at cost (284 shares)	(16,597)	(16,745)

Total PepsiCo Common Shareholders’ Equity	24,065	21,273

Noncontrolling interests	418	312

Total Equity	24,370	21,476

Total Liabilities and Equity	$75,680	$68,153

PepsiCo, Inc. and Subsidiaries
Supplemental Share and Stock-Based Compensation Data
(in millions, except dollar amounts, and unaudited)

	12 Weeks Ended		24 Weeks Ended
	6/11/11	6/12/10	6/11/11	6/12/10
Beginning Net Shares Outstanding	1,581	1,627	1,582	1,565
Shares Issued in Connection with our Acquisitions of PBG and PAS	—	—	—	67
Options Exercised/Restricted Stock Units Converted	9	4	15	13
Shares Repurchased	(5)	(37)	(12)	(51)

Ending Net Shares Outstanding	1,585	1,594	1,585	1,594

Weighted Average Basic	1,583	1,608	1,583	1,595
Dilutive securities:
Options	16	20	16	20
Restricted Stock Units	5	5	5	4
ESOP Convertible Preferred Stock/Other	1	1	1	1

Weighted Average Diluted	1,605	1,634	1,605	1,620

Average Share Price for the period	$68.05	$65.10	$66.35	$63.64
Growth Versus Prior Year	5%	27%	4%	24%

Options Outstanding	98	119	102	116
Options in the Money	88	96	82	94
Dilutive Shares from Options	16	20	16	20
Dilutive Shares from Options as a % of Options in the Money	18%	21%	19%	21%

Average Exercise Price of Options in the Money	$53.92	$49.67	$52.14	$48.78

Restricted Stock Units Outstanding	13	10	13	8
Dilutive Shares from Restricted Stock Units	5	5	5	4

Average Intrinsic Value of Restricted Stock Units Outstanding*	$62.87	$63.04	$62.89	$61.70

*	Weighted-average intrinsic value at grant date.

Reconciliation of GAAP and Non-GAAP Information
(unaudited)
Net revenue excluding the impact of WBD, division operating profit, core results and core constant currency results are non-GAAP financial measures as they exclude certain items noted below. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and with how management evaluates our operational results and trends.
Commodity mark-to-market net impact
In the quarter ended June 11, 2011, we recognized $9 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the quarter ended June 12, 2010, we recognized $4 million of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the year ended December 25, 2010, we recognized $91 million of mark-to-market net gains on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. Certain of these commodity derivatives do not qualify for hedge accounting treatment and are marked to market with the resulting gains and losses recognized in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions take delivery of the underlying commodity.
Merger and integration charges
In the quarter ended June 11, 2011, we incurred merger and integration charges of $58 million related to our acquisitions of PBG, PAS and WBD, including $32 million recorded in the PAB segment, $14 million recorded in the Europe segment and $12 million recorded in corporate unallocated expenses. These charges also include closing costs and advisory fees related to our acquisition of WBD. In the quarter ended June 12, 2010, we incurred merger and integration charges of $155 million related to our acquisitions of PBG and PAS, including $103 million recorded in the PAB segment, $28 million recorded in the Europe segment and $24 million recorded in corporate unallocated expenses. These charges also include closing costs, one-time financing costs and advisory fees related to our acquisitions of PBG and PAS. In the year ended December 25, 2010, we incurred merger and integration charges of $799 million related to our acquisitions of PBG and PAS, as well as advisory fees in connection with our acquisition of WBD, including $467 million recorded in the PAB segment, $111 million recorded in the Europe segment, $191 million recorded in corporate unallocated expenses and $30 million recorded in interest expense. These charges also include closing costs, one-time financing costs and advisory fees related to our acquisitions of PBG and PAS. In addition, in the year ended December 25, 2010, we recorded $9 million of charges, representing our share of the respective merger costs of PBG and PAS, recorded in bottling equity income.
Gain on previously held equity interests in PBG and PAS
In the first quarter of 2010, in connection with our acquisitions of PBG and PAS, we recorded a gain on our previously held equity interests of $958 million, comprising $735 million which is non-taxable and recorded in bottling equity income and $223 million related to the reversal of deferred tax liabilities associated with these previously held equity interests.
Inventory fair value adjustments
In the quarter ended June 11, 2011, we recorded $4 million of incremental costs in cost of sales related to fair value adjustments to hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date. In the quarter ended June 12, 2010, we recorded $76 million of incremental costs, substantially all in cost of sales, related to fair value adjustments to the acquired inventory and other related hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date. In the year ended December 25, 2010, we recorded $398 million of incremental costs, substantially all in cost of sales, related to fair value adjustments to the acquired inventory and other related hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date.
Venezuela currency devaluation
As of the beginning of our 2010 fiscal year, we recorded a one-time $120 million net charge related to our change to hyperinflationary accounting for our Venezuelan businesses and the related devaluation of the bolivar fuerte (bolivar). $129 million of this net charge was recorded in corporate unallocated expenses, with the balance (income of $9 million) recorded in our PAB segment.
Asset write-off
In the first quarter of 2010, we recorded a $145 million charge related to a change in scope of one release in our ongoing migration to SAP software. This change was driven, in part, by a review of our North America systems strategy following our acquisitions of PBG and PAS. This change does not impact our overall commitment to continue our implementation of SAP across our global operations over the next few years.

Reconciliation of GAAP and Non-GAAP Information (cont.)
(unaudited)
Foundation contribution
In the first quarter of 2010, we made a $100 million contribution to The PepsiCo Foundation, Inc. (Foundation), in order to fund charitable and social programs over the next several years. This contribution was recorded in corporate unallocated expenses.
Interest expense incurred in connection with debt repurchase
In the year ended December 25, 2010, we paid $672 million in a cash tender offer to repurchase $500 million (aggregate principal amount) of our 7.90% senior unsecured notes maturing in 2018. As a result of this debt repurchase, we recorded a $178 million charge to interest expense, primarily representing the premium paid in the tender offer.
Management operating cash flow
Additionally, management operating cash flow is the primary measure management uses to monitor cash flow performance. This is not a measure defined by GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities.
2011 guidance
Our 2011 core tax rate guidance and our 2011 core EPS guidance exclude the commodity mark-to-market net impact included in corporate unallocated expenses; merger and integration charges related to PBG, PAS and WBD; and the impact of the 53rd week in 2011. We are not able to reconcile our full-year projected 2011 core tax rate to our full-year projected 2011 reported tax rate or our full-year projected 2011 core EPS and previous full-year projected 2011 core constant currency EPS to our full-year projected 2011 reported EPS because we are unable to predict the mark-to-market net gains or losses on commodity hedges due to the unpredictability of future changes in commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

Reconciliation of GAAP and Non-GAAP Information (cont.)
($ in millions, unaudited)
Operating Profit Growth Reconciliation

	12 Weeks	24 Weeks
	Ended	Ended
	6/11/11	6/11/11
Division Operating Profit Growth	11%	20%
Impact of Corporate Unallocated	1	16

Reported Total Operating Profit Growth	12%	36%

Operating Profit Growth Reconciliation

	12 Weeks Ended
	6/11/11	6/12/10	Growth
Reported Total Operating Profit Growth	$2,754	$2,461	12%
Mark-to-Market Net Losses	9	4
Merger and Integration Charges	58	155
Inventory Fair Value Adjustments	4	76

Core Total Operating Profit Growth	$2,825	$2,696	5%

Effective Tax Rate Reconciliation

	12 Weeks Ended
	6/11/11
	Pre-Tax	Income	Effective
	Income	Taxes	Tax Rate
Reported Effective Tax Rate	$2,575	$670	26.0%
Mark-to-Market Net Losses	9	4
Merger and Integration Charges	58	13
Inventory Fair Value Adjustments	4	1

Core Effective Tax Rate	$2,646	$688	26.0%

	12 Weeks Ended
	6/12/10
	Pre-Tax	Income	Effective
	Income	Taxes	Tax Rate
Reported Effective Tax Rate	$2,300	$687	29.9%
Mark-to-Market Net Losses	4	1
Merger and Integration Charges	155	36
Inventory Fair Value Adjustments	76	8

Core Effective Tax Rate	$2,535	$732	28.9%

Diluted EPS Reconciliation

	12 Weeks Ended
	6/11/11		6/12/10		Growth
Reported Diluted EPS	$1.17		$0.98		20%
Mark-to-Market Net Losses	—		—
Merger and Integration Charges	0.03		0.07
Inventory Fair Value Adjustments	—		0.04

Core Diluted EPS	$1.21	*	$1.10	*	10%

*	Does not sum due to rounding.

Reconciliation of GAAP and Non-GAAP Information (cont.)
($ in millions, except per share amounts, unaudited)
Diluted EPS Reconciliation

Year Ended
12/25/10
Reported Diluted EPS	$3.91
Mark-to-Market Net Gains	(0.04)
Gain on Previously Held Equity Interests	(0.60)
Merger and Integration Charges	0.40
Inventory Fair Value Adjustments	0.21
Venezuela Currency Devaluation	0.07
Asset Write-Off	0.06
Foundation Contribution	0.04
Debt Repurchase	0.07

Core Diluted EPS	$4.13 *

*	Does not sum due to rounding.
Net Cash Provided by Operating Activities Reconciliation

24 Weeks
Ended
6/11/11
Net Cash Provided by Operating Activities	$2,353
Capital Spending	(1,231)
Sales of Property, Plant and Equipment	34

Management Operating Cash Flow	1,156
Payments Related to 2009 Restructuring Charges	1
Merger and Integration Payments (after-tax)	158
Capital Investments Related to the PBG/PAS Integration	50

Management Operating Cash Flow Excluding above Items	$1,365

Growth in Total Net Revenue Reconciliation

12 Weeks
Ended
6/11/11
Growth in Total Net Revenue	14%
Impact of WBD	(6)

Growth in Total Net Revenue Excluding WBD	8%

Growth in Europe Net Revenue Reconciliation

12 Weeks
Ended
6/11/11
Growth in Europe Net Revenue	52%
Impact of WBD	(33)

Growth in Europe Net Revenue Excluding WBD	18%*

*	Does not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
12 and 24 Weeks Ended June 11, 2011
(in millions, except per share amounts, and unaudited)

	GAAP				Non-GAAP
	Measure	Non-Core Adjustments			Measure
	Reported				Core*
	12 Weeks		Merger and	Commodity	12 Weeks
	Ended	Inventory fair	integration	mark-to-market	Ended
	6/11/11	value adjustments	charges	net losses	6/11/11
Cost of sales	$7,963	$(4)	$—	$—	$7,959

Selling, general and administrative expenses	$6,070	$—	$(58)	$(9)	$6,003

Operating profit	$2,754	$4	$58	$9	$2,825

Provision for income taxes	$670	$1	$13	$4	$688

Noncontrolling interests	$20	$1	$—	$—	$21

Net income attributable to PepsiCo	$1,885	$2	$45	$5	$1,937

Net income attributable to PepsiCo per common share - diluted	$1.17	$—	$0.03	$—	$1.21	**

	GAAP				Non-GAAP
	Measure	Non-Core Adjustments			Measure
	Reported				Core*
	24 Weeks		Merger and	Commodity	24 Weeks
	Ended	Inventory fair	integration	mark-to-market	Ended
	6/11/11	value adjustments	charges	net gains	6/11/11
Cost of sales	$13,410	$(38)	$—	$—	$13,372

Selling, general and administrative expenses	$10,809	$—	$(113)	$22	$10,718

Operating profit	$4,480	$38	$113	$(22)	$4,609

Provision for income taxes	$1,089	$9	$19	$(8)	$1,109

Noncontrolling interests	$21	$6	$—	$—	$27

Net income attributable to PepsiCo	$3,028	$23	$94	$(14)	$3,131

Net income attributable to PepsiCo per common share — diluted	$1.89	$0.01	$0.06	$(0.01)	$1.95

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

**	Does not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Certain Line Items
12 and 24 Weeks Ended June 12, 2010
(in millions, except per share amounts, and unaudited)

	GAAP								Non-GAAP
	Measure	Non-Core Adjustments							Measure
	Reported	Gain on previously							Core*
	12 Weeks	held equity	Inventory fair	Merger and			Venezuela	Commodity	12 Weeks
	Ended	interests in PBG	value	integration		Foundation	currency	mark-to-market	Ended
	6/12/10	and PAS	adjustments	charges	Asset write-off	contribution	devaluation	net losses	6/12/10
Cost of sales	$6,745	$—	$(73)	$—	$—	$—	$—	$—	$6,672

Selling, general and administrative expenses	$5,563	$—	$(3)	$(155)	$—	$—	$—	$(4)	$5,401

Operating profit	$2,461	$—	$76	$155	$—	$—	$—	$4	$2,696

Provision for income taxes	$687	$—	$8	$36	$—	$—	$—	$1	$732

Net income attributable to PepsiCo	$1,603	$—	$68	$119	$—	$—	$—	$3	$1,793

Net income attributable to PepsiCo per common share — diluted	$0.98	$—	$0.04	$0.07	$—	$—	$—	$—	$1.10	**

	GAAP								Non-GAAP
	Measure	Non-Core Adjustments							Measure
	Reported	Gain on previously							Core*
	24 Weeks	held equity	Inventory fair	Merger and			Venezuela	Commodity	24 Weeks
	Ended	interests in PBG	value	integration		Foundation	currency	mark-to-market	Ended
	6/12/10	and PAS	adjustments	charges	Asset write-off	contribution	devaluation	net gains	6/12/10
Cost of sales	$11,208	$—	$(354)	$—	$—	$—	$—	$—	$10,854

Selling, general and administrative expenses	$9,612	$—	$(3)	$(437)	$(145)	$(100)	$(120)	$42	$8,849

Operating profit	$3,301	$—	$357	$437	$145	$100	$120	$(42)	$4,418

Bottling equity income/(loss)	$718	$(735)	$—	$9	$—	$—	$—	$—	$(8)

Interest expense	$(326)	$—	$—	$30	$—	$—	$—	$—	$(296)

Provision for income taxes	$654	$223	$49	$96	$53	$36	$—	$(16)	$1,095

Net income attributable to PepsiCo	$3,033	$(958)	$308	$380	$92	$64	$120	$(26)	$3,013

Net income attributable to PepsiCo per common share — diluted	$1.87	$(0.60)	$0.19	$0.23	$0.06	$0.04	$0.07	$(0.02)	$1.86 **

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

**	Does not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
12 and 24 Weeks Ended June 11, 2011
(in millions and unaudited)

	GAAP				Non-GAAP
	Measure	Non-Core Adjustments			Measure
	Reported				Core*
	12 Weeks	Inventory	Merger and	Commodity	12 Weeks
	Ended	fair value	integration	mark-to-market	Ended
Operating Profit	6/11/11	adjustments	charges	net losses	6/11/11
Frito-Lay North America	$853	$—	$—	$—	$853
Quaker Foods North America	167	—	—	—	167
Latin America Foods	274	—	—	—	274

PepsiCo Americas Foods	1,294	—	—	—	1,294

PepsiCo Americas Beverages	983	4	32	—	1,019

Europe	407	—	14	—	421

Asia, Middle East & Africa	299	—	—	—	299

Division Operating Profit	2,983	4	46	—	3,033

Corporate Unallocated	(229)	—	12	9	(208)

Total Operating Profit	$2,754	$4	$58	$9	$2,825

	GAAP				Non-GAAP
	Measure	Non-Core Adjustments			Measure
	Reported				Core*
	24 Weeks	Inventory	Merger and	Commodity	24 Weeks
	Ended	fair value	integration	mark-to-market	Ended
Operating Profit	6/11/11	adjustments	charges	net gains	6/11/11
Frito-Lay North America	$1,627	$—	$—	$—	$1,627
Quaker Foods North America	381	—	—	—	381
Latin America Foods	445	—	—	—	445

PepsiCo Americas Foods	2,453	—	—	—	2,453

PepsiCo Americas Beverages	1,541	13	53	—	1,607

Europe	470	25	6	—	501

Asia, Middle East & Africa	445	—	—	—	445

Division Operating Profit	4,909	38	59	—	5,006

Corporate Unallocated	(429)	—	54	(22)	(397)

Total Operating Profit	$4,480	$38	$113	$(22)	$4,609

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 through A-8 for a discussion of each of these non-core adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Operating Profit by Division
12 and 24 Weeks Ended June 12, 2010
(in millions and unaudited)

	GAAP							Non-GAAP
	Measure	Non-Core Adjustments						Measure
	Reported							Core*
	12 Weeks		Merger and			Venezuela	Commodity	12 Weeks
	Ended	Inventory fair	integration		Foundation	currency	mark-to-market	Ended
Operating Profit	6/12/10	value adjustments	charges	Asset write-off	contribution	devaluation	net losses	6/12/10
Frito-Lay North America	$800	$—	$—	$—	$—	$—	$—	$800
Quaker Foods North America	159	—	—	—	—	—	—	159
Latin America Foods	233	—	—	—	—	—	—	233

PepsiCo Americas Foods	1,192	—	—	—	—	—	—	1,192

PepsiCo Americas Beverages	952	36	103	—	—	—	—	1,091

Europe	276	40	28	—	—	—	—	344

Asia, Middle East & Africa	267	—	—	—	—	—	—	267

Division Operating Profit	2,687	76	131	—	—	—	—	2,894

Corporate Unallocated	(226)	—	24	—	—	—	4	(198)

Total Operating Profit	$2,461	$76	$155	$—	$—	$—	$4	$2,696

	GAAP							Non-GAAP
	Measure	Non-Core Adjustments						Measure
	Reported							Core*
	24 Weeks		Merger and			Venezuela	Commodity	24 Weeks
	Ended	Inventory fair	integration		Foundation	currency	mark-to-market	Ended
Operating Profit	6/12/10	value adjustments	charges	Asset write-off	contribution	devaluation	net gains	6/12/10
Frito-Lay North America	$1,528	$—	$—	$—	$—	$—	$—	$1,528
Quaker Foods North America	354	—	—	—	—	—	—	354
Latin America Foods	378	—	—	—	—	—	—	378

PepsiCo Americas Foods	2,260	—	—	—	—	—	—	2,260

PepsiCo Americas Beverages	1,025	317	296	—	—	(9)	—	1,629

Europe	394	40	29	—	—	—	—	463

Asia, Middle East & Africa	422	—	—	—	—	—	—	422

Division Operating Profit	4,101	357	325	—	—	(9)	—	4,774

Corporate Unallocated	(800)	—	112	145	100	129	(42)	(356)

Total Operating Profit	$3,301	$357	$437	$145	$100	$120	$(42)	$4,418

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 through A-8 for a discussion of each of these non-core adjustments.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Core Growth and Core Constant Currency Growth*
(unaudited)

	12 Weeks
	6/11/11
	Net	Operating
	Revenue	Profit
Frito-Lay North America
Reported Growth	3%	6%
Merger and Integration Charges	—	—

Core Growth	3	6
Impact of Foreign Currency Translation	(0.5)	(0.5)

Core Constant Currency Growth	3%	6%

Quaker Foods North America
Reported Growth	—%	5.5%
Merger and Integration Charges	—	—

Core Growth	—	5.5
Impact of Foreign Currency Translation	(1)	(1)

Core Constant Currency Growth	(1)%	5%

Latin America Foods
Reported Growth	18%	18%
Merger and Integration Charges	—	—

Core Growth	18	18
Impact of Foreign Currency Translation	(7)	(6)

Core Constant Currency Growth	11%	12%

PepsiCo Americas Foods
Reported Growth	7%	9%
Merger and Integration Charges	—	—

Core Growth	7	9
Impact of Foreign Currency Translation	(2)	(2)

Core Constant Currency Growth	5%	7%

PepsiCo Americas Beverages
Reported Growth	1%	3%
Merger and Integration Charges	—	(7)
Inventory Fair Value Adjustments	—	(3.5)

Core Growth	1	(7)
Impact of Foreign Currency Translation	(1)	(1)

Core Constant Currency Growth	—%	(7)%

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.
Note — certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (cont.)
Core Growth and Core Constant Currency Growth*
(unaudited)

	12 Weeks
	6/11/11
	Net	Operating
	Revenue	Profit
Europe
Reported Growth	52%	47%
Merger and Integration Charges	—	(6)
Inventory Fair Value Adjustments	—	(18)

Core Growth	52	23
Impact of Foreign Currency Translation	(7)	(7)

Core Constant Currency Growth	45%	16%

Asia, Middle East & Africa
Reported Growth	17%	12%
Merger and Integration Charges	—	—

Core Growth	17	12
Impact of Foreign Currency Translation	(2)	(2)

Core Constant Currency Growth	15%	10%

Total Divisions
Reported Growth	14%	11%
Merger and Integration Charges	—	(3)
Inventory Fair Value Adjustments	—	(3)

Core Growth	14	5
Impact of Foreign Currency Translation	(3)	(2)

Core Constant Currency Growth	11%	3%

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.
Note — certain amounts above may not sum due to rounding.